Exhibit 10.28

Note: Information in this document marked with a “[***]” has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

VOLUME SUPPLY AGREEMENT

THIS AGREEMENT (“Agreement”) is made between Fabrinet, an exempted company formed under the laws of the Cayman Islands (“Fabrinet”), and Finisar Corporation, a Delaware corporation (“Finisar”), as of the last date signed by the parties below.

	Fabrinet (Cayman Islands)		Finisar Corporation

By:	/s/ David T. Mitchell	By:	/s/ Jerry Rawls
Name:	David T. Mitchell	Name:	Jerry Rawls
Title:	President & CEO	Title:	President / CEO
Date:	June 14, 2000	Date:	6/15/00

Objective: The parties wish to form a contract manufacturing relationship whereby Fabrinet will manufacture optical communications products for sale to Finisar. The parties will begin the relationship with Fabrinet building sub-assemblies for optical transceivers based on Finisar’s design. It is Finisar’s intent, assuming that Fabrinet can build products at the prices, in the quantities, and to the specifications requested by Finisar, that Fabrinet will manufacture up to [***]% of Finisar’s transceiver product line, made up of the receiver, transmitter, and printed circuit board sub assemblies, and that Fabrinet will become Finisar’s preferred contract manufacturer. It is Fabrinet’s intent to produce high-quality, competitively priced products for Finisar, and to offer Finisar sufficient manufacturing capacity to help Finisar meet its customers’ needs.

1. Supply Orders. “Supply” or “Supplies” means the products listed in Exhibit A. Specifications for Supplies (“Specifications”) are also listed in Exhibit A.

2. Purchasing Entities. Finisar or its assignees may purchase Supplies under this Agreement.

3. Manufacturing Equipment; IP License.

3.1. Finisar will deliver to Fabrinet on consignment the manufacturing equipment (“Equipment”) listed on Exhibit B. The Equipment will be used exclusively by Fabrinet for the manufacture of Supplies through Fabrinet Ltd. (Thailand), a subsidiary of Fabrinet formed under the laws of the Kingdom of Thailand (“FT”), and to fill Orders for Finisar. Fabrinet will assume all risk of loss to the Equipment once Finisar delivers it to the FT manufacturing location in Thailand. Fabrinet will keep the Equipment in good condition and repair, reasonable wear and tear excepted. Fabrinet will maintain the Equipment at an FT facility in Thailand. Fabrinet will not attempt to transfer or convey the Equipment to any third party. Fabrinet will return all Equipment to Finisar, at Finisar’s expense, immediately upon Finisar’s request. (“Subsidiary” means a corporation in which a party directly owns or controls, and continues to own or control, more than fifty percent of the voting stock.)

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.2. Finisar owns certain technical information and know-how that relates to the design, techniques, processes, work instructions and materials for the manufacture of the Supplies (“Information”). Finisar will retain ownership of all intellectual property rights in and to the information and the design and manufacture of the Supplies.

3.3. Finisar grants to Fabrinet a nonexclusive, nontransferable license to use the information to make, have made, and sell the Supplies only to Finisar and only while this Agreement is in effect. Fabrinet and its Subsidiaries will provide to Finisar, promptly and free of charge, all revisions and improvements to the Information, which shall at all times be owned solely by Finisar. No other license is granted by Finisar, by implication or otherwise.

3.4. Fabrinet will receive reasonable training at Finisar’s facilities to help facilitate the manufacture of the Supplies by Fabrinet, through FT. Fabrinet will bear the costs and expenses relating to the travel, lodging and meals of its employees and agents. Fabrinet will pass all qualification tests for the Supplies as requested by Finisar, at Fabrinet’s cost and in accordance with a schedule agreed upon by Finisar.

4. Orders; Forecasts.

4.1. Finisar may submit purchase orders (“Orders”) for the sale and purchase of Supplies. Each Order will specify the types and quantities of requested Supplies, and the delivery dates and destination points. The terms and conditions of this Agreement will be incorporated into each Order. In the event of any conflicts, differences or inconsistencies between the terms and conditions of this Agreement and those of any Order, quotation, acknowledgment or any other related document, the terms and conditions of this Agreement will govern.

4.2. Finisar will provide Fabrinet weekly with a rolling Master Schedule (“Master Schedule”). The Master Schedule will contain non-binding forecast projections of the types and quantities of Supplies Finisar expects to purchase during the ensuing twenty-six week rolling period, broken down by weeks Finisar will issue Orders, at a minimum, for all Supplies that are projected on the Master Schedule to be purchased by Finisar within [***] weeks from the date of that Master Schedule. Finisar may extend the delivery date of any Order, in whole or in part, (and the corresponding invoice) anytime before the Supplies are shipped.

4.3. Fabrinet will accept all Orders that call for quantities of Supplies that do not exceed the Master Schedule projections or the manufacturing commitments as listed in Exhibit A.

5. Delivery; Acceptance.

5.1. Delivery of Supplies will be FOB FT’s manufacturing facility by a carrier selected by Finisar. Finisar shall be the “importer of record”, responsible for customs duties, imposts, and VAT and related costs of importing Supplies. Finisar shall not be responsible for any expenses incurred in shipping direct or indirect raw materials from Finisar or any third-party vendor to Fabrinet.

5.2. All Supplies will be free from any third party liens or encumbrances; Finisar will receive good and marketable title to the Supplies at the time of delivery.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.3. Finisar will provide written notice within fifteen days of its receipt of Supplies as to whether it rejects the Supplies in whole or in part. Supplies will be rejected only if they are defective or non-conforming. Rejected Supplies will be shipped to Fabrinet with freight and insurance prepaid by Fabrinet.

6. Cancellation. Finisar’s maximum liability shall be as follows:

a.	Finished Goods. Finisar shall pay 100% of Costs (“Costs” shall be defined as those materials and labor and overhead costs described at Section 9 and detailed at Exhibit A) for all Supplies manufactured as of the date of cancellation, whether such Supplies are at Fabrinet’s manufacturing facility or in transit to Finisar. However, Finisar shall not be obligated to pay for any more than a fourteen working day supply of such items unless supply levels in excess of this amount are agreed upon and made part of the Master Schedule.

b.	Work in Process. Finisar shall be responsible for Costs of work in process in the percentage of work completed on a given Supply as of the date of cancellation.

c.	Raw Materials. Finisar shall be responsible for [***]% of the cost of any unique materials used in the Component manufacturing process on hand at, or in transit to, Fabrinet’s manufacturing facility as of the date of cancellation. The following table represents the percentage of raw material costs Finisar shall be responsible for upon cancellation of any Supply order:

Within two week of cancellation:	[***]% (unit Cost x scheduled volume)
Within four weeks:	[***]%
Within six weeks:	[***]%
Within eight weeks:	[***]%
Within twelve weeks:	[***]%

Finisar shall not be responsible for any raw materials costs for Supplies scheduled for production greater than twelve weeks from the date of cancellation.

d.	Open Purchase Orders. The parties understand that Fabrinet may incur costs assessed by vendors for the cancellation of component orders with long lead times. In the event that Fabrinet is assessed any such costs, Finisar shall reimburse Fabrinet for all such costs, provided that such costs are for Supplies to be produced per the Master Schedule and rolling forecasts. Fabrinet agrees to notify vendors of any cancellation within 24 hours of receipt of notice of cancellation from Finisar. Fabrinet further agrees to audit a vendor’s assessment and will make the results of such audit available to Finisar.

7. Invoices. Fabrinet will invoice Finisar upon delivery of the corresponding Supplies. Payment terms will be [***] days from receipt of invoices for the first six months of production; [***] days from receipt of invoice for months seven through twelve; and, [***] days from receipt of invoice thereafter.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8. Technical Support. Fabrinet will provide reasonable technical support relating to the Supplies.

9. Prices. Prices for Supplies are listed at Exhibit A. The price shall be the sum of: (1) the cost of materials used to produce the Supplies, including a [***]% margin: plus (2) labor and overhead charges (“L/O”) equal to USD$[***] per standard labor hour. Fabrinet will define and implement a long-term cost reduction program for each Supply. Prices will be negotiated by the parties once per quarter to capture reductions due to: (i) high-volume purchases; (ii) materials and L/O cost reductions achieved by Fabrinet; (iii) agreed changes in Supply specifications; or (iv) improvements in Fabrinet’s yields or processes. Prior to the beginning of each quarter, Fabrinet shall disclose to Finisar [***] to be used in the manufacture of the Supplies and the parties shall negotiate a “cost of materials” for the next quarter. Finisar agrees that Fabrinet may invoice Finisar for Supplies manufactured during that next quarter at the agreed upon cost of materials plus a [***]% materials mark-up. In addition, the parties intend to take advantage of global tax efficiencies, where mutually acceptable, in order to reduce Costs.

10. Product and Process Changes; Product Qualification. Fabrinet will notify Finisar in writing of all proposed changes to Supplies or related manufacturing and quality assurance processes.

10.1. The notice will include the reason for the change, details of its implementation and the planned date of the change.

10.2. Finisar may request test data and a sufficient sampling of the affected Supply associated with any proposed changes.

10.3.	No changes will be made without Finisar’s prior written consent, which will not be unreasonably withheld.

11. Quality Control and Reliability. Fabrinet warrants and represents that the Factory is ISO 9002 and ISO 14002 certified, and will maintain those certifications during this Agreement. In addition, Fabrinet agrees to implement 6-sigma statistical analysis, where applicable, to the production of Supplies under this Agreement.

11.1. Fabrinet will reasonably test and inspect Supplies prior to shipment and will give inspection records to Finisar upon request.

11.2. Fabrinet will promptly report to Finisar in writing any suspected or actual defect in design or manufacturing of the Supplies, malfunction of Supplies, or nonconformance to the Specifications.

11.3. Fabrinet will provide to Finisar, at no charge, reasonable technical support during Finisar’s normal hours of operation at its San Jose, California location.

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11.4. Finisar may identify certain critical Supplies that include components and materials, and their respective vendors, which must be approved by Finisar in advance. Once identified, Fabrinet will only use such approved components and materials procured from such approved vendors in its manufacture of the Supplies.

12. Inspection Rights. Finisar may reasonably review, inspect and test, at Fabrinet’s and its Subsidiaries’ locations, products covered by this Agreement, and audit Fabrinet’s and it Subsidiaries’ processes and vendors.

13. Term and Termination. The term of this Agreement will continue until three years after the date last signed by the parties. This Agreement will automatically renew for successive one-year periods unless (i) Finisar notifies Fabrinet in writing 90 days prior to renewal that Finisar will terminate the Agreement, or, Fabrinet notifies Finisar in writing 180 days prior to renewal that Fabrinet will terminate the Agreement. Either party may terminate this Agreement upon 30 days’ written notice if the other party:

13.1. breaches a material term or condition of this Agreement and fails to cure the same within thirty days of receipt of written notice by the nonbreaching party specifying such breach; or,

13.2. ceases to do business (excluding mergers, acquisitions, consolidations or reorganizations), elects to dissolve, dissolves, becomes insolvent, is unable to pay debts as they become due, makes a general assignment for the benefit creditors, or, files, or has filed against it, a bankruptcy petition.

14.	Patent Warranty.

14.1. Each party (“Indemnitor”) will indemnify the other party (“Indemnitee”) against any loss or expense arising out of any claim brought against the Indemnitee for a claim of infringement of any third party intellectual property rights alleged or determined to be caused by Indemnitor’s design or process relating to the Supplies; provided, that Indemnitee notifies Indemnitor promptly of any such claim; allow Indemnitor, at Indemnitor’s option, to participate in or fully control the defense with Indemnitor’s counsel; and, fully cooperates with such defense.

15.	Product Warranties.

15.1. Fabrinet warrants for three years from the delivery of a Supply that such Supply will be free from defects in materials and workmanship, will strictly conform to the Specifications, and will be fit for the particular purpose for which it was ordered. (Each party expressly agrees that this warranty does not apply to any defective materials or designs provided by or through Finisar.) Fabrinet’s obligation under this warranty is to repair or replace any defective or nonconforming Supply. All freight and insurance costs related to repair or replacement of Supplies will be borne by Fabrinet.

15.2. Fabrinet will provide a preliminary failure analysis on all returned Supplies within forty-eight (48) hours from receipt. A written report of the complete failure analysis and its findings will be delivered to Finisar within 10 days of receipt.

15.3. If the DPPM rate exceeds [***] units for Supplies shipped during any ninety-day period, then Fabrinet will immediately initiate a corrective action plan and perform a root cause analysis on the Supply. Fabrinet will update Finisar daily with the status and findings of the analysis and plan.

15.4. If, within [***] years from the end of this Agreement, an intrinsic Fabrinet design or manufacturing defect of a Supply causes an inoperative, hazardous or unsatisfactory condition, then Fabrinet will, promptly at its expense: (i) make such change to eliminate that defect in all affected or defective units of that Supply; and, (ii) implement the change in all affected or defective units of that Supply, both installed and stocked.

16. Continuing Availability of Services, Products and Parts. Fabrinet will offer replacement products on all Supplies that are no longer subject to the product warranty, on commercially reasonable terms, for [***] years after expiration of that warranty.

17. Limitation of Liability. EXCEPT AS OTHERWISE PROVIDED HEREIN, IN NO EVENT WILL EITHER PARTY HAVE ANY LIABILITY FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES THAT RELATE IN ANY WAY TO THIS AGREEMENT, WHETHER OR NOT THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH DAMAGES.

18. Confidential Information. The June 7, 2000 Proprietary Information Agreement (“NDA”) between Finisar and FT is hereby incorporated by reference, and its terms made part of this Agreement, except that the NDA cannot be terminated by FT or by either party to this Agreement while this Agreement is in effect. In addition, the parties acknowledge that: (i) this Agreement, its terms and conditions, the business relationship between the parties, and the internal structure and functionality of all Supplies now or hereafter listed on Exhibit A are all deemed to be “Confidential Information” (as defined in the NDA).

19. [***].

20. Notices. Notices will be in writing, delivered by overnight mail or courier, deemed received on the date of delivery, and addressed as follows:

If to Fabrinet:	If to Finisar:
Fabrinet (Cayman Islands)	Finisar Corporation
c/o Fabrinet, Inc.	1308 Moffett Park Drive
4104 – 24th Street	Sunnyvale, CA 94089
San Francisco, CA 94114	Attn: Jerry Rawls
Attn: General Counsel

21. Relationship of Parties. Fabrinet and Finisar are separate and distinct entities, and this Agreement does not create a partnership, joint venture, or any common undertaking.

22. Force Majeure. Neither party will be liable, nor in breach of this Agreement, for any delay or failure in performance or interruption of service resulting from acts of God, government authority, civil disturbances, fire, the elements, or any other cause(s) which are beyond that party’s reasonable

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control; provided, that that party promptly notifies the other party of the delay or failure. Shortages of parts, materials or labor will not be deemed to be force majeure causes; and, Finisar may terminate this Agreement if any force majeure cause continues for more than thirty days.

23. Governing Law; Attorneys’ Fees. This Agreement will be governed by and construed in accordance with the laws of California (excluding laws and principles relating to the conflict of laws). In any action to enforce this Agreement, the prevailing party will be entitled to recover reasonable attorneys’ fees and other costs incurred therein, in addition to any other relief.

24. Severability. If any term Agreement is held invalid or unenforceable, the remainder of this Agreement will not be affected and each other term will be valid to the extent permitted by law.

25. Entire Agreement; Modification; Waiver. This Agreement is the entire agreement between the parties, and supersedes all prior and contemporaneous agreements and representations. No modification of this Agreement will be binding unless executed in writing by the parties. No waiver of any of the provisions of this Agreement will be deemed a waiver of any other provision, nor a continuing waiver. No waiver will be binding unless executed in writing by the party to be charged.

26. Binding Effect; Assignment. This Agreement will be binding on and will inure to the benefit of the parties and their respective agents, successors and permitted assigns; provided, however, that no party will have the right to transfer or assign any rights or obligations under this Agreement (other than transfers or assignments by operation of law) without first obtaining the other party’s written consent. Any attempted assignment in violation of this provision will be void.

27. Trade Restrictions. Fabrinet will comply in all respects with applicable export, import and re-export law and regulations for each of the Supplies shipped, and for all information and any other technical data received from Finisar.

28. Survival Of Provisions. The respective rights, duties and obligations of Fabrinet and Finisar pursuant to paragraphs 14—19 and 23 will survive any expiration or termination of this Agreement.

29. Time of Essence. Time is of the essence of this Agreement.

EXHIBIT A

Labor & Overhead:

Production Description Number	Finisar Part Number	Fabrinet Part Number	Labor/Overhead: Units Per Standard Hour	Labor/Overhead: Cost Per Unit	Specifications
Receiver sub-assembly

Materials:

Production Description Number	Finisar Part Number	Fabrinet Part Number	Fabrinet Materials Cost	Finisar Materials Price ([***]% margin)
Receiver sub-assembly

Total Supply Price:

Production Description Number	Finisar Part Number	Fabrinet Part Number	L&O per unit	Materials Price	Supply Price
Receiver sub-assembly

(1) Purchase Commitment: For each calendar quarter beginning from the time the Supplies in this Exhibit qualify for sale to Finisar, Finisar intends to purchase from Fabrinet up to [***]% of its actual requirements for those Supplies, subject to Fabrinet’s ability to deliver quality Supplies at competitive prices in quantities and at the times required under this Agreement. To the extent

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Finisar purchases similar products from other vendors due to Fabrinet’s failure to comply with its obligations under this Agreement, then such purchases will not be considered in determining Finisar’s compliance with this purchase commitment (i.e. those purchases will be deducted from Finisar’s total purchases before calculating the commitment amount).

(2) Manufacturing Commitment: Fabrinet will maintain sufficient manufacturing capacity to be able to increase the number of units of each Supply shipped weekly to Finisar by [***]% within two weeks, [***]% with four weeks, and [***]% within six weeks. The capacity will be based on the weekly average number of units shipped to Finisar over the then-preceding four weeks. For example, if Fabrinet shipped a total of [***] units of a Supply over the preceding four-week period (i.e., a weekly average of [***]), then Fabrinet must be able to ship up to [***] units in each of the next two weeks, up to [***] units per week after two weeks, up to [***] units per week after four weeks, and up to [***] units per week after the sixth week. Notwithstanding the foregoing, Fabrinet will have no liability for breaching this manufacturing commitment if such breach is caused solely by Finisar’s failure to timely deliver the Equipment and necessary quantities of Material for the Supplies.

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EXHIBIT B

EQUIPMENT LIST